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                                                                    EXHIBIT 10.1

                                 OFFICE BUILDING
                                TRIPLE NET LEASE

                                FEBRUARY 28, 1990

Between

        BILL B. WILLIAMS, JR. and JUDITH A. WILLIAMS, husband and wife,

                                                                      as Lessor,

and

        TELECT, INC., a Washington corporation,

                                                                      as Lessee.


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                                 OFFICE BUILDING
                                TRIPLE NET LEASE
                                Table of Contents

                                                                          Page
1.      Premises                                                             1
2.      Commencement date                                                    1
3.      Term                                                                 1
4.      Monthly rental                                                       1
5.      Additional rental                                                    1
6.      Use of premises                                                      3
7.      Utilities                                                            3
8.      Maintenance and repair                                               3
9.      Alterations and improvements                                         4
10.     Lessor's access                                                      4
11.     Common areas                                                         4
12.     Liability and insurance                                              5
13.     Casualty loss and insurance                                          6
14.     Miscellaneous insurance provisions                                   7
15.     Condemnation                                                         8
16.     Events of default                                                    8
17.     Remedies upon default                                                9
18.     Lease end                                                            9
19.     Renewal options                                                     10
20.     Assignment and subletting                                           10
21.     Subordination                                                       11
22.     Triple Net lease                                                    11
23.     Relationship of parties                                             11
24.     Time of essence                                                     11
25.     Nonwaiver                                                           11
26.     Notices                                                             12
27.     Consent                                                             12
28.     Attorneys' fees and costs                                           12
29.     Arbitration                                                         12
30.     Integration and modification                                        12
31.     Construction and venue                                              12
32.     Benefit and burden                                                  12


Schedules:        I Site plan
                  II Building elevation
                  III Legal description

                                       i

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                                 OFFICE BUILDING
                                TRIPLE NET LEASE



THIS TRIPLE NET LEASE is made and entered into by and between BILL B. WILLIAMS, JR. and JUDITH A. WILLIAMS (hereinafter together called "lessor"), husband and wife; and TELECT, INC., (hereinafter called "lessee"), a Washington corporation; effective on the 28 day of February, 1990.

WHEREAS, lessor owns real property upon which it intends to construct an office building with adjacent common parking areas; and

WHEREAS, lessee wishes to lease and occupy said building upon its completion;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter expressed, the parties hereto agree as follows:

1. Premises. Lessor hereby leases unto lessee and lessee hereby leases from lessor, for the ten and under the conditions hereinafter set forth, that certain parcel of real property (hereinafter called "premises") constituting the footprint of the office building (hereinafter called "building") to be constructed at North 2111 Molter Road, Liberty Lake, Washington, in accordance with the site plan and elevation attached hereto as Schedules I and II, respectively, on that tract of land (hereinafter called "tract") legally described in the attached Schedule III, including all structures and fixtures upon said premises and all easements and other rights appurtenant to said premises, including but not limited to nonexclusive rights to ingress, egress, and parking in adjacent common areas.

2. Commencement date. The lease term shall commence at 12:01 a.m. on the date (hereinafter called commencement date") that a certificate of occupancy is issued for the building.

3.      Term. The term of this lease shall be for the period of eighty-four
        (84) months commencing on the commencement date; provided, however, that the term of this lease may be extended as provided in Section 19 hereof. The phrase "lease term", as used in this lease, shall be the term of this lease and any extension thereof pursuant to said Section 19.

4. Monthly rental. Lessee shall, during the lease term, pay to lessor at East 23003 Euclid, Otis Orchards, Washington 99027, or such other place as lessor shall designate in writing, from time to time, without setoff or deduction for any reason whatsoever, a monthly rental in the amount of Eighteen Thousand Two Hundred Dollars ($18,200.00). The monthly rental shall be prorated for partial months falling within the lease term, and shall be payable in advance on or before the first day of each calendar month during the lease ten; provided, however, that the first payment shall be due on the commencement date. If any rent payment is not received by lessor within five (5) days after the due date (or on the next business day if the fifth day is not a business day), then lessee shall pay as additional rent the sum of five percent (5%) of the delinquent payment for each month or portion thereof that the payment remains overdue.

5. Additional rental. In addition to the monthly rental, as additional rental lessee shall pay to the public authorities charged with the collection thereof, promptly as the same become


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        due and payable, all taxes, general and special, permits, inspection and license fees, and other public charges or assessments, whether of a like or different nature, levied upon or assessed against the premises and any buildings, structures, fixtures or improvements now or hereafter located thereon, or arising in respect of the occupancy, use or possession of the premises, and which become, or installments of which become, due and payable during the lease ten or which may otherwise become the obligation of lessor in respect of the lease term. Where appropriate, such charges shall be apportioned between lessor and lessee to account for the commencement and termination of the lease term. Charges to be paid by lessee as additional rental shall include but not be limited to the following:

        a. Real estate taxes. Lessee shall pay all real estate taxes imposed in connection with the demised premises, including any increase in such taxes whether by reason of an increase in either the tax rate or the assessed valuation, or the assessment or imposition of any tax on real estate not levied, assessed or imposed at the commencement of the lease term, or for any other reason.

        b. Assessments. In the event of any assessment for public betterments or improvements which may be levied on the premises, lessee shall pay any such assessment or any installment thereof due and payable at any time during the lease term. At lessee's option, lessor shall take the benefit of the provisions of any statute or ordinance permitting any such assessment to be paid over a period of time, and lessee shall be obligated to pay only installments which shall become due and payable during the lease tent.

        c. Rental taxes. Lessee shall pay lessor an amount which would be sufficient to yield a net monthly rental equal to that set forth in section 4, above, after payment by lessor of any tax based or levied upon or measured by such gross or net rental income now or hereafter imposed on lessor by the State of Washington, the County of Spokane, or any political subdivision of either of the foregoing.

        d. Licenses and other taxes. Lessee shall be liable for and shall pay for all licenses, excise fees, sales tax, use, business and occupation taxes, together with any other taxes incurred in the operation of its business. Lessee shall not permit any lien to be filed against the premises because or on account of any such fee, license, tax or other charge.

        e. Contest of liability. Lessee shall not be required to pay, discharge or remove any tax (including penalties and interest), tax lien, forfeiture or other imposition or charge upon or against the premises, or any part thereof, or the improvements at any time situated thereon, so long as lessee shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the tax, forfeiture, lien or imposition so contested, or the sale of said premises or any part thereof to satisfy the same. Pending any such legal proceedings, lessor shall not have the right to pay, remove or discharge the tax, forfeiture, lien or imposition thereby contested. Any proceeding or proceedings for contesting the validity or amount of taxes, or other public charges, or to recover back any tax or other imposition paid by lessee, may be brought by lessee in the name of lessor or in the name of lessee, or both, as lessee, may deem advisable. However, if any such proceeding be brought by lessee, lessee shall indemnify and hold lessor harmless against any and all loss, costs or expenses of any kind that may be imposed upon lessor in connection therewith, and lessor shall have the right, at any time while such taxes remain unpaid, to demand and receive a surety bond satisfactory to lessor protecting lessor against loss arising


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               out of such contested taxes, and lessee agrees to furnish such bond promptly on demand by lessor.

        f. Compliance. Lessee agrees to exhibit to lessor on demand receipts evidencing payment of all such taxes, assessments or other charges to be paid by lessee as additional rental. If lessee shall default in the payment of any taxes or public charges required to be paid by lessee, lessor shall have the right, in addition to all other remedies, to pay the same, together with any penalties and interest, in which event the amount so paid by lessor shall be paid by lessee to lessor on demand, together with interest thereon at the rate of fifteen percent (15%) per annum.

6. Use of premises. The premises shall be used and occupied only as an office for general business purposes, and for no other purpose without the written consent of lessor. Lessee agrees that it shall not permit any act to be done on or about the premises that is unlawful or improper. Lessee shall not commit, or allow to be committed, any waste, and shall not use or permit any part of the premises to be used for any illegal or immoral purpose or in any way as to constitute a public or private nuisance. Lessee shall, at its own expense, observe and comply with all laws, ordinances and regulations of all duly constituted governmental authorities, and shall observe such reasonable rules and regulations as may be adopted and published by lessor for the safety, care, cleanliness and benefit of the premises, and for the preservation of good order therein.

7. Utilities. Lessee shall be liable for and shall timely pay for all utilities used on the premises, including but not limited to heat, lights, electricity, gas, water, sewage and garbage disposal service. Lessee shall promptly reimburse lessor for all such expenses mistakenly charged to lessor.

8. Maintenance and repair. During the lease ten, lessee shall, at its own cost and expense, care for and maintain in good condition and repair the foundations, exterior walls and roof, and all other exterior portions of the building on the premises. Lessee shall replace windows and other glass cracked or broken as a result of forces from inside or outside the building, and shall otherwise pay for and perform all other maintenance necessary to keep the premises in a good state of repair, reasonable wear and tear excepted. Without limiting the generality of the foregoing, lessee shall, at lessee's expense, keep in good order, condition and repair the heating, ventilating and air conditioning system, boilers, elevators, doors, frames, moldings, locks and other hardware, plumbing and any mechanical or electrical apparatus which services or constitutes a fixture or part of the premises. Lessee will pay all licenses and fees for the maintenance, inspection and operation of any parts of the premises requiring the same. Lessee shall, at the expiration or termination of the lease, surrender and deliver the premises to lessor in as good condition as when received by lessee from lessor, or as thereafter improved, reasonable wear and tear from normal use with required maintenance excepted. Lessee shall repair any damage to the premises occasioned by lessee's use thereof, or by the removal of lessee's trade fixtures or equipment, which repairs shall include the patching and filling of any holes and repair of any structural damage.

        Lessee agrees to maintain all sidewalks on or appurtenant to the premises in a clean condition according to local ordinances under the directions of appropriate governmental officers, at its own costs and expense, and to keep such areas reasonably free and clean of foreign objects, papers, debris, obstructions, standing water, snow and ice. Lessee shall furnish its own janitorial service and shall keep the premises in a neat, clean and orderly condition and will operate the same at all times in compliance with all state and local laws, ordinances and regulations.


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9.      Alterations and improvements. Lessee shall, at its own expense, make all repairs, modifications or alterations to the building on the premises that may be lawfully required pursuant to any Federal, state or municipal law, ordinance or regulation. Lessee may from time to time and at its own expense make repairs, replacements, additions, improvements, alterations or changes necessary or appropriate for the proper and suitable use of the building; provided, always, that such repairs, modifications, replacements, additions, improvements, alterations or changes will not lessen the then value of the premises, and shall be in accordance with plans and specifications prepared by lessee and submitted to lessor for approval, which approval shall not be unreasonably withheld. The provisions of the preceding sentence with respect to submitting plans and specifications to lessor shall not apply if the change to be made involves an expense of less than Five Thousand Dollars ($5,000.00). As a condition to giving consent, lessor may require that lessee remove any such alterations, improvements or additions, including utility installations, at .the expiration of the lease term, and restore the premises to its prior condition. If lessor shall fail to object to such plans and specifications within thirty (30) days after such submission, the same shall be deemed approved. All work shall be done in a good and workmanlike manner, and when completed be free and clear of all claims for liens by mechanics or materialmen for or on account of labor and materials furnished in and about such operations. Nothing herein contained shall be construed to authorize or empower lessee to encumber the leased premises with any kind or form of lien, but such right of lien shall not exist, and this lease and its recording or the recording of a memorandum hereof is intended as notice to any and all persons doing work or labor or furnishing materials that none of them shall have the right to a lien of any kind whatsoever upon the premises. Except as specifically provided herein otherwise, any improvements made by lessee shall become part of the premises and owned by lessor upon termination of this lease. Lessee shall hold lessor harmless from any damage, loss or expense arising out of any work done pursuant to this Section 9.

10. Lessor's access. Lessor and its agents shall have free access to all portions of the premises at all times for the purpose of examining the condition thereof, or for the purpose of showing the premises to prospective purchasers, lessees or lenders. Furthermore, in the event it becomes necessary in order to preserve the premises, lessor may elect to make necessary repairs, alterations or additions thereto, it being understood, however, that such repairs, alterations or additions should not be made by lessor until having first served lessee with notice of the necessity of making the same, and lessee shall have refused to comply with such notice for a period of thirty (30) days. Lessee shall, on demand, reimburse lessor for all sums expended to make such needed repairs, together with interest compounded daily at the rate of twelve percent (12%) per annum. No compensation shall be paid to or claimed by lessee from lessor by reason of inconvenience, annoyance or damage of any kind whatsoever arising from inspecting or showing the premises, or of making repairs, maintenance or alterations to the premises. Nothing herein shall be construed as an agreement on the part of lessor to make any repair or alteration whatsoever.

11. Common areas. As used herein, the ten "common areas" is defined to include all areas and facilities outside the premises, but within the tract legally described in the attached Schedule III, that are provided and designated by lessor from time to time for the general nonexclusive use of lessee, lessor and his other tenants and their respective agents, employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.


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        a.     Taxes and assessments. Lessee agrees to pay as additional rental all taxes, assessments and other charges set forth in Section 5 hereof and incurred in respect of the common areas.

        b. Maintenance. Lessee agrees to maintain the common parking area, landscaping, sprinkler system and other such improvements located on the common areas at its own cost and expense, said maintenance to include keeping the common parking area reasonably free and clear of foreign objects, papers, debris, obstructions, standing water, snow and ice, and further to maintain the striping of parking spaces thereon.

        c. Signage. Lessee shall be entitled to place appropriate signage in common areas for purposes of identification and advertising, subject to the prior written approval of lessor, which shall not be unreasonably withheld. All improvements placed in common areas for purposes of displaying signage shall become a part of the common areas and shall remain upon and be surrendered with the premises at the expiration of the lease term, subject to the right of lessee to remove the signage itself if it can be done without material damage. However, as a condition to giving consent to improvements which display signage, lessor may require that lessee remove the improvement at the expiration of the lease term and restore the common area to its prior condition.

        d. Parking area. Lessor agrees to provide a common parking area reasonably appurtenant to the premises designed to accommodate no less than fifty (50) vehicle parking spaces for parking by vehicles no larger than full-size passenger automobiles or pickup trucks.

        e. Cost sharing. Lessor shall require that any other tenant sharing the common areas with lessee and leasing not less than ten thousand (10,000) square feet of space from lessor shall proportionately share the taxes, assessments and maintenance expenses incurred in respect of common areas, by reimbursement to lessee, based on the ratios of square footage leased by lessee and other tenants required to share such costs.

12. Liability and insurance. Lessee, at its sole cost and expense, agrees to take out or cause to be taken out and maintained in force during the lease term public liability insurance in responsible insurance companies to protect lessee and lessor against liability to the public occasioned through the use of or resulting from any accident occurring in, upon or about the premises and the common areas. Such insurance shall be in the minimum amount of Fifty Thousand Dollars ($50,000.00) for property damage, the minimum amount of Five Hundred Thousand Dollars ($500,000.00) with respect to the claim of one (1) person and One Million Dollars ($1,000,000.00) with respect to the claims of two (2) or more persons. Lessor shall be named as an additional insured on all such policies and lessee shall furnish lessor with a certificate evidencing that lessee has obtained or provided for such a policy and that the insurance carrier has assumed the liability of lessee as required under this agreement.

        a. Exoneration of lessor. All personal property in and upon the premises shall be at the sole risk of lessee, and lessor shall not be liable for any damage, either to person or property sustained by lessee or any other person because of the use and occupancy of the premises, or on account of any act or omission of the lessee, its agents, employees, customers or patrons, or due to the happening of any accident in connection with the use and occupation of the premises, unless such accident shall have been occasioned by the negligence of the lessor or its agents or


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               employees. Lessor shall not be liable for any damage to property or person from any water, gas, smoke or electricity which may leak from or flow from any part of the premises or from the pipes or plumbing works of same.

        b. Indemnity of lessor. Lessee agrees to indemnify and hold lessor harmless from and defend lessor against any and all claims, suits, demands or judgments from any injury or damage to any person or property, including loss of use thereof, whatsoever arising out of the use or occupancy of the premises by lessee or occasioned by the negligence of lessee, its agents, employees, sublessees, licensees or concessionaires, or of any other person entering the premises under the express or implied invitation of lessee, or arising out of any breach or default by lessee in the performance of its obligations hereunder.

13. Casualty loss and insurance. At all times during the term of this lease, lessee will keep or cause to be kept, at its own expense, the building and other improvements now existing or hereafter erected on the premises, insured against the risks covered by the uniform standard form of fire insurance policy with extended coverage endorsement, in an amount sufficient to prevent lessor or lessee from becoming a co-insurer within the terms of applicable policies, but in any event in an amount of not less than the full replacement insurable cost thereof. Lessee's obligation under the preceding sentence shall be deemed to have been fully performed if the insurance is based upon the standard valuation letter issued by the insuring company or its agent. All insurance policies maintained pursuant to this clause shall be carried in favor of lessor, lessee and any mortgagee of the premises as their interests may appear. The originals of all such policies and renewals shall be retained by lessee, and duplicate originals or suitable insurance certificates shall be delivered to lessor and any mortgagee of the premises.

        a. Insurable restoration. If at any time after the commencement of the tent of this lease any of the improvements on the premises shall be damaged or destroyed by any of the perils covered by the type of insurance policy described in this Section 13, this lease shall continue in full force and effect, and lessee shall promptly, and at its sole expense, repair and restore the improvements on the premises to substantially the condition in which the same existed prior to the casualty. The proceeds of such insurance policy shall be disbursed to lessee as construction progresses to be used for the purpose of repairing and restoring the premises as herein provided.

        b. Insurable reconstruction. If the building shall be damaged or destroyed to such an extent that the construction of an entirely new building shall be required or be advisable, lessor may elect either to terminate this lease or require the lessee to erect, with reasonable diligence, a suitable replacement building, in a good and workmanlike manner, at its sole cost and expense, in compliance with all requirements of law and governmental rules and regulations, and in accordance with plans and specifications which shall be approved by lessor. Such new building shall not be of substantially cheaper poorer or weaker character or construction than the building so destroyed. Lessor shall give written notice to lessee of its election within sixty (60) days after the occurrence of such casualty.

        c. Uninsurable damage or destruction. If the improvements on the premises are substantially damaged or destroyed as a result of any cause or peril not covered by the type of insurance policy described in this Section 13, either party shall have the option of terminating this lease or of repairing or rebuilding the building; provided, however, that lessee shall not have this option if such damage or destruction is due to the negligence of lessee or any of its agents or employees.


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               Within sixty (60) days after such damage or destruction, each party shall notify the other of such party's intentions.

        d. Insufficient or excessive insurance proceeds. If for any reason whatsoever lessee has failed to keep and maintain insurance in the amounts required by this Section 13, lessee agrees to supply all such additional funds as may be necessary for the repair, restoration or rebuilding of the premises as required by this
               Section 13. In any other case, lessee's obligation to rebuild and repair under this Section 13 shall be limited to the extent of the net insurance proceeds available to lessee for restoration or reconstruction. If the insurance proceeds are in excess of the amount used by lessee to replace, repair or restore the premises, such excess sums shall inure to the benefit of lessee.

        e. Abatement of rent. In no event shall the minimum annual rental abate hereunder by reason of any damage or destruction, unless the lease term is terminated by mutual agreement of the parties or at the option of either party as provided in Section 13.

14. Miscellaneous insurance provisions. All insurance of any kind required to be maintained by lessee under this lease shall be governed by the following provisions.

        a. Qualifications. All insurance shall be issued as a primary policy for a period of not less than one (1) year, by insurance companies authorized to do business in the State of Washington and with a financial rating of at least an A status as rated in the most recent edition of Best's Insurance Reports. Policies shall contain an endorsement requiring twenty (20) days' written notice from the insurance company to both parties and any mortgagee of the premises before expiration, cancellation or change in the coverage, scope or amount of any policy.

        b. Waiver of subrogation. Lessor and lessee hereby mutually release each other and their respective officers, employees, agents and representatives from all claims and liabilities for loss or damage to any person or to the premises or any property in or on the premises, that are caused by or result from risks insured against under any insurance policy in force at the time of any such loss or damage, whether or not such loss or damage shall be caused by the negligence of either party or their agents. Each insurance policy required under this lease shall provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any loss or damage covered by such policy.

        c. Proof. The originals of all insurance policies and renewals may be retained by lessee, but duplicate originals or suitable insurance certificates shall be delivered to lessor and any mortgagee of the premises. Not less than twenty (20) days prior to the expiration of any policy of insurance, lessee will deliver to lessor a renewal or new policy to take the place of the policy expiring.

        d. Failure to maintain insurance. If lessee shall fail to furnish insurance, policies as provided in this lease, or to deliver said policies and renewals or certificates thereof or binders pro tempore as provided herein, or to pay any premium on such insurance, lessor may procure such insurance or pay the premium therefor, or both, and such amounts shall immediately become due to lessor payable upon demand by lessor, together with interest compounded daily at the rate of twelve percent (12%) per annum.

        e. Combination insurance. With respect to insurance coverage required under this



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               lease, should lessee desire to carry such coverages so as to apply to the premises together with other property owned or controlled by lessee, its parent or affiliated companies, customary and property certificates of the insurance carrier in each instance, as to such insurance coverage, delivered to lessor and any mortgagee of the premises shall be deemed sufficient proof of compliance with lessee's insurance obligations under this lease, as to both original coverage and renewals, provided that such certificate shall show that the parties insured are lessee, lessor, and any mortgagee of the premises, as their interests may appear.

15. Condemnation. In the event that all or any portion of the premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, the following provisions shall apply:

        a. Total condemnation. If the entire premises shall be acquired or condemned by eminent domain, then the tent of this lease shall cease as of the date title or possession shall be transferred in such proceedings, whichever date shall first occur, and all rentals shall be paid up to that date and lessee shall have no claim against lessor for the value of any unexpired term of this lease.

        b. Partial condemnation. If a substantial part of the premises shall be acquired or condemned by eminent domain, the whole determination of which shall be in the reasonable discretion of lessor, then the tent of this lease and all rights and obligations thereunder shall cease and terminate as of the date of transfer of title or possession in such proceeding, whichever date shall first occur. All rentals shall be paid up to that date and lessee shall have no claim against lessor for the value of any unexpired ten of this lease. In the event of a partial taking or condemnation which is not extensive enough to be determined by lessee as substantial, this lease shall continue in full force and effect. To the extent that funds are paid to lessor out of award in condemnation, they will be used by lessor to promptly restore the premises insofar as possible to a condition comparable to the time before such condemnation, less the portion lost in taking.

        c. Damages. In the event of any condemnation or taking as hereinabove provided, whether whole or partial, lessee shall not be entitled to any part of the award, as damages or otherwise, for such condemnation, and lessor is to receive the full amount of such award. Lessee hereby expressly waives any claim or right to any part thereof. Although all damages in the event of any condemnation are to belong to lessor whether or not such damages are awarded as condemnation for the diminution of value in the leasehold or to the fee of the premises, lessee shall have the right to claim and recover from the condemning authority, but not from lessor, such compensation as may be separately awarded or recoverable by lessee in the lessee's own right on account of any and all damage to lessee's business by reason of the condemnation and for and on account of any costs or loss to which lessee might be put in removing the furniture, fixtures and equipment.

16. Events of default. The following events shall be deemed to be events of default by lessee under this lease:

        a. Failure to pay rent. Lessee shall fail to pay any installment of rent or additional rent hereunder and such failure shall continue for a period of twenty (20) days after written notice thereof to lessee.

        b. Failure of lease terms. Lessee shall fail to comply with any term, provision or covenant of this lease, and shall not cure such failure within thirty (30) days after written notice thereof to lessee.

        c. Financial difficulties. Lessee shall: (i) become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors; (ii) file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or lessee or any guarantor of lessee's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against lessee; or (iii) have a receiver or trustee appointed for all the premises or for-all or substantially all of the assets of lessee.

        d.     Abandonment. Lessee shall desert or vacate the premises.

17. Remedies upon default. In addition to any of the remedies lessor may have at law or in equity, upon the occurrence of any event of default lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

        a. Continuation of lease. Lessor may continue this lease in full force and effect, and the lease will continue in effect as long as lessor does not terminate lessee's right to possession, and lessor shall have the right to collect rent when due. During the period lessee is in default, lessor may enter the premises and relet it, or any part of it, to third parties for lessee's account. Lessee shall pay to lessor the rent due under this lease on the dates the rent is due, less the rent lessor receives from any reletting.

        b. Removal. Lessor may enter upon and take possession of the premises and expel or remove lessee and any other person who may be occupying said premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and if lessor so elects, relet the premises on such terms as lessor may deem advisable and receive the rent therefor; and lessee agrees to pay to lessor on demand any deficiency that may arise by reason of such reletting.

        b. Termination. Lessor may terminate this lease, in which event lessee shall immediately surrender the premises to lessor, and if lessee fails to do so, lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove lessee and any other person who may be occupying said premises or any part thereof, without being liable for prosecution for any claim or damages therefor; and lessee agrees to pay to lessor on demand the amount of all loss and damage which lessor may suffer by reason of such termination.

18. Lease end. Lessee shall, upon the expiration or sooner termination of this lease, peacefully vacate the premises and remove all goods and effects not belonging to lessor in a manner which avoids material injury to the premises, and will deliver to lessor the premises free and in good, neat, clean and sanitary condition in all respects, except for reasonable wear and tear and damage not caused by any act or omission of lessee, its employees, agents, customers, licensees or concessionaires. Lessee shall surrender keys for the premises to lessor and shall inform lessor of all combinations, locks, safes and vaults, if any, in the premises. Any damage to the premises occasioned by removal of lessee's goods and effects shall be repaired and paid for by lessee.

        a. Removal of fixtures. At the end of the term of this lease, or any extension or renewal thereof, lessor will permit the removal of all fixtures of the lessee placed by it in or on the premises, including exterior signs, except those fixtures permanently affixed to the real estate or those which cannot be removed without permanent injury to said real estate. If lessee shall fail to remove any of its property of any nature whatsoever from the premises at the termination of this lease, or when lessor has the right of re-entry, lessor may, at its option, remove and store said property without liability for loss thereof or damage thereof, except as a result of lessor's negligence, such storage to be for the account, and at the expense, of lessee. If lessee shall not pay the cost of storing any such property after it has been stored for a period of thirty
               (30) days or more, lessor may, at its option, sell or permit to be sold, any or all of such property at public or private sale, in such a manner and at such times and places as lessor, in its sole discretion, may deem proper, upon ten (10) days' prior notice to lessee. The proceeds of sale shall be applied in order of priority: (i) to the cost and expense of such sale, including reasonable attorneys' fees; (ii) to the payment of the costs or charges for storing any such property; (iii) to the payment of any other sums of money which may then be, or thereafter become, due lessor from lessee under any of the tens hereof; (iv) the balance, if any, to lessee. Except as specifically provided herein, all erections, alterations, additions and improvements to the premises, whether temporary or permanent in character, which may be made upon the premises either by lessor or lessee, shall be the property of lessor and shall remain upon and be surrendered with the premises as a part thereof at the termination of this lease, without compensation to lessee.

        b. Holdover. If lessee, with the consent (expressed or implied) of the lessor, shall holdover after the expiration of the lease term, the lessee shall remain bound by the terms, covenants and agreements hereof, except the tenancy will be one from month to month.

        c. Sale of premises. The voluntary or involuntary sale or other disposition of the premises by lessor shall not terminate or in any way affect the validity of this lease.

        d. Notice to vacate. Lessee covenants and agrees to give lessor notice of any intention it may have to vacate the premises prior to expiration of the initial lease term at least six (6) months prior to the date lessee intends to vacate.

19. Renewal options. Providing that lessee is in compliance with all of the terms, covenants and conditions of this lease, lessor agrees that lessee shall have the option to renew this lease for two (2) additional periods of five (5) years each beyond the initial term hereof at a rental to be agreed upon and otherwise upon the same terms and conditions as set forth herein. Written notice of the exercise of a renewal option shall be given by lessee to lessor at least ninety (90) days prior to the expiration of the term of this lease. If the parties hereto cannot agree on a rental for the renewal tent prior to thirty (30) days before the commencement thereof, then the same is to be submitted to arbitration in accordance with Section 29.

20. Assignment and subletting. Lessee shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the premises or any part thereof, or grant a license, concession or other right of occupancy of any portion of the premises, without the prior written consent of lessor, Consent by lessor to one or more assignments or sublettings shall not operate as a waiver of lessor's rights as to any subsequent assignments and sublettings. The acceptance of rent from any person other than lessee shall not be deemed to have waived any of the provisions of this paragraph or to be a consent to the assignment of this lease or the subletting of the premises, and shall not relieve lessee from its obligations hereunder. Every permitted assignee shall become such upon the express condition that it become and remain responsible for the payment of rent and the full performance of the remaining provisions of this lease. Notwithstanding any assignment or subletting, lessee and any guarantor of lessee's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease. For the purposes of this lease, the sale, conveyance, lease, assignment, transfer, pledge, encumbrance or other transaction which changes, or might result in a change, of any ownership of stock in the lessee, or control of the assets of lessee, shall be deemed an assignment within the meaning of this lease. Any merger, dissolution, reorganization or other corporate change modifying the control of lessee shall be deemed an "assignment" which cannot be accomplished without the prior written consent of lessor. Any assignment, sublease, mortgage, pledge or other encumbrance of lessee's interest in this lease or in the premises without the prior written consent of the lessor shall be void.

21. Subordination. This lease shall at all times be subject, subordinate, and inferior in lien with respect to any first mortgage or deed of trust that may be placed upon the premises or any part thereof given by lessor to any institutional or individual lender, and the recording of such mortgage or deed of trust shall be deemed prior in lien to this lease, irrespective of the date of recording of such mortgage, and lessee will, upon demand, execute any instrument necessary to effectuate such subordination; provided, however, that such subordination shall not affect lessee's right to possession, use and occupancy of the premises so long as lessee shall not be in default under any of the terms and conditions of this lease.

22. Triple net lease. It is the intention of tile parties, and this lease is to be so construed, that during the term of this lease lessor shall not be obligated to pay any charges, expenses, taxes or costs of any sort whatsoever arising out of or in connection with ownership of the premises and common areas, the maintenance thereof, the use and occupation thereof by lessee, or the payment of rent by lessee to lessor, all of which are to be borne by lessee alone. However, this provision shall not be construed to supersede explicit provisions regarding damage to the premises and condemnation of the premises, set forth in Sections 13 and 15, respectively.

23. Relationship of parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of lessor and lessee.

24. Time of essence. Time is declared to be of the essence of this entire lease, notwithstanding that as to some provisions it may expressly be provided that time is of the essence. However, whenever a period of time is herein prescribed for action to be taken by lessor or lessee, the parties shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays, due to strikes, riots, acts of God, shortages of labor or materials,, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of the parties.

25. Nonwaiver. No failure of lessor to insist upon the strict performance of any provision of this lease shall be construed as depriving lessor of the right to insist upon strict performance of such provision or any other provision in the future. No waiver by lessor of any provision of this lease shall be deemed to have been made unless expressed in writing and signed by lessor. No acceptance of rent or of any other payment by lessor from lessee after any default by lessee shall constitute a waiver of any such default or any other default. Consent by lessor in one instance shall not dispense with the necessity of consent by lessor in any other instance.

26. Notices. All notices, requests, demands and other communications which are required or y be given under this lease shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, addressed to the last known post office address of the party to be notified.

27. Consent. Any consent which may be required for any action of lessee shall not be unreasonably withheld. In determining the acceptability of a proposed assignee or subtenant, the continued liability of lessee under the lease shall not be considered as a factor. In addition to other criteria which landlord may deem relevant, the assignee or subtenant must meet the minimal requirement of being compatible with other tenants sharing common areas, if any, and shall have good credit standing, the financial ability and business experience necessary to perform this lease, and lessor may require that the owners of a closely-held business assignee personally guarantee the performance of this lease.

28. Attorneys' fees and costs, Should any action be commenced to enforce any of the terms of this lease, or to cancel this lease, or to collect any rentals due hereunder, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs from the other party.

29. Arbitration. If any dispute shall arise under this lease, the parties hereto agree to submit the matter to arbitration. Such arbitration shall be conducted, before three (3) arbitrators, unless the lessor and the lessee agree to one (1) arbitrator. Said arbitrators shall be designated by the American Arbitration Association and said arbitration shall be held in accordance with the rules of such Association. The arbitrators designated and acting under this lease shall make their award in strict conformity with such rules and shall have no power to depart from or change any of the provisions hereof. Expenses of the arbitration proceedings conducted hereunder shall be borne equally by the parties.

30. Integration and modification. This lease constitutes the entire agreement between the parties pertaining to the subject matter contained herein, which alone fully and completely expresses their agreement, and the same is entered into after full investigation, neither party relying on any statement or representation, not embodied in this lease, made by the other. No change shall be effective unless in writing and signed by both parties.

31. Construction and venue. The provisions of this lease shall be interpreted and enforced in accordance with the laws of the State of Washington, and venue shall lie in Spokane County. If a court of competent jurisdiction rules invalid or unenforceable any of the provisions of this lease, the remainder shall nevertheless be given full force and effect. The captions are for convenience and reference only, and they shall not define, limit or construe the contents of any provision. Except where the context indicates otherwise, words in the singular number shall include the plural, and vice versa, and words in the masculine, feminine or neuter gender shall include each other gender as well.

32. Benefit and burden. This lease shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this lease, effective on the day and date first written above.

DATE:
     --------------                         ------------------------------------
                                            Bill B. Williams, Jr., Lessor


DATE:
     --------------                         ------------------------------------
                                            Judith A. Williams, Lessor


                                            TELECT, INC., a Washington
                                            corporation, Lessee


DATE:                                       By:
     --------------                            ---------------------------------
                                               Bill B. Williams, Jr., President
                                               and Chief Executive Officer


DATE:                                       By:
     --------------                            ---------------------------------
                                               Judith A. Williams, Secretary/
                                               Treasurer


STATE OF WASHINGTON  )
                     ) ss.
County of Spokane    )

I certify that I know or have satisfactory evidence that BILL B. WILLIAMS, JR. signed this instrument and acknowledged it to be his free and voluntary act, for the uses and purposes mentioned in the instrument.

DATED: February 28, 1990.

                                            -----------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Spokane.
                                            My appointment expires: 2-23-93

STATE OF WASHINGTON  )
                     ) ss.
County of Spokane    )

I certify that I know or have satisfactory evidence that JUDITH A. WILLIAMS signed this instrument and acknowledged it to be her free and voluntary act, for the uses and purposes mentioned in the instrument.

DATED: February 28, 1990.

                                            -----------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Spokane.
                                            My appointment expires: 2-23-93

STATE OF WASHINGTON  )
                     ) ss.
County of Spokane    )

I certify that I know or have satisfactory evidence that BILL B. WILLIAMS, JR. signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President and Chief Executive Officer of TELECT, INC., to be the free and voluntary act of such corporation, for the uses and purposes mentioned in the instrument.

DATED: February 28, 1990.

                                            -----------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Spokane.
                                            My appointment expires: 2-23-93

STATE OF WASHINGTON  )
                     ) ss.
County of Spokane    )

I certify that I know or have satisfactory evidence that JUDITH A. WILLIAMS signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as the Secretary/Treasurer of TELECT, INC., to be the free and voluntary act of such corporation, for the uses and purposes mentioned in the instrument.

DATED: February 28, 1990.


                                            -----------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Spokane.
                                            My appointment expires: 2-23-90

                                 OFFICE BUILDING                      Schedule I
                                TRIPLE NET LEASE

                                    Site Plan

                                 OFFICE BUILDING                     Schedule II
                                TRIPLE NET LEASE

                               Building Elevation

                                                                    Schedule III
                                 OFFICE BUILDING
                                TRIPLE NET LEASE

                                Legal Description


PARCEL "E"

A parcel of land in the Southeast Quarter of Section 10, Township 25 North, Range 45 E.W.M. described as follows:

        BEGINNING at the Southeast corner of said Section 10; thence South 87(degrees)03'56" West along the South line of the Southeast Quarter of said Section 10, a distance of 708.58 feet; thence North 03(degrees)17'39" West a distance of 1129.61 feet to the true point of beginning; thence North 03(degrees)17'39" West a distance of 255.00 feet; thence North 87(degrees)03'56" East a distance of 558.68 feet; thence North 42(degrees)03'56" East a distance of 56.06 feet; thence North 87(degrees)03'56" East a distance of 50.00 feet to a line parallel with and 60.00 feet, West of the centerline of Molter Road, as said centerline is shown on the final plat of HOMESTEAD TRADE CENTER, as per plat thereof recorded in Volume 15 of Plats, page 9; thence South 03(degrees)17'39" East along said parallel line a distance of 294.64 feet; thence South 87(degrees)03'56" West a distance of 648.58 feet to the true point of beginning.

Situate in the County of Spokane, State of Washington.

PARCEL "F"

A parcel of land in the Southeast Quarter of Section 10, Township 25 North, Range 45 E.W.M., described as follows:

        BEGINNING at the Southeast corner of said Section 10; thence South 987(degrees)03'56" West along the South line of said Southeast Quarter of Section 10 a distance of 708.58 feet; thence North 03(degrees)17'36" West a distance of 1384.61 feet to the true point of beginning; thence North 03(degrees)17'39" West a distance of 190.00 feet; thence North 87(degrees)03'56" East a distance of 249.44 feet; thence North 59(degrees)53'21" East, a distance of 43.79 feet; thence North 87(degrees)03'56" East a distance of 359.03 feet to a point on a non-tangent curve concave to the West having a radius of 440.00 feet (to which a radial line bears North 82(degrees)47'00" East and said curve being parallel with and 60.00 feet West of the centerline of Molter Road, as said centerline is shown on the final plat of HOMESTEAD TRADE CENTER, as per plat thereof recorded in Volume 15 of Plats, page 9); thence Southerly along said curve through central angle of 03(degrees)55'21" an arc distance of 30.12 feet; thence South 03(degrees)17'39" East parallel with and 60.00 feet West of said centerline of Molter Road a distance of 140.26 feet; thence South 87(degrees)03'56" West a distance of 50.00 feet; thence South 42(degrees)03'56" West a distance of 56.06 feet; thence South 87(degrees)03'56" West a distance of 558.68 feet to the true point of beginning;

Situate in the County of Spokane, State of Washington.

PARCEL "G":

A parcel of land in the Southeast Quarter of Section 10, Township 25 North, Range 45 E.W.M. described as follows:

        BEGINNING at the Southeast corner of said Section 10, thence south 87(degrees)03'56" West along the South line of said Southeast Quarter of
        Section 10 a distance of 708.58 feet; thence North 03(degrees)17'39" West a distance of 1574.61 feet to the true point of beginning; thence North 87(degrees)03'56" East a distance of 249.44 feet; thence North 59(degrees)53'21" East a distance of 43.79 feet; thence North 87(degrees)03'56" East a distance of 359.03 feet to a point on a non-tangent curve concave to the West having a radius of 440.00 feet (to which a radial line bears North 82(degrees)47'00" East, and said curve being parallel with and 60.00 feet West of the centerline of Molter Road, as said centerline is shown on the final plat of HOMESTEAD TRADE CENTER, as per plat thereof recorded in Volume 15 of Plats, page 9); thence Northerly along said curve through a central angle of 22(degrees)53'14", an arc distance of 175.76 feet; thence North 30(degrees)06'14" West parallel with and 60.00 feet West of said centerline of Molter Road a distance of 147.86 feet to the Southerly margin of the former Chicago, Milwaukee, St. Paul and Pacific Railroad right of way; thence South 59(degrees)53'21" West along said Southerly margin a distance of 599.00 feet to a point which bears North 03(degrees)17'39" West from the true point of beginning;

Situate in the County of Spokane, State of Washington.